EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT

BECKSTEAD AND WATTS, LLP
CERTIFIED PUBLIC ACCOUNTANTS

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated March 17, 2003, accompanying the financial statements of Medical Staffing Solutions on Form SB-2 for the year ended December 31, 2002 and for the period of June 21, 2001 (inception date) through December 31, 2002. We hereby consent to the incorporation by reference of said report on the Registration Statement of Medical Staffing Solutions, Inc. on Form SB-2.

Signed,

BECKSTEAD AND WATTS, LLP
BECKSTEAD AND WATTS, LLP

April 29, 2004